CORPORATE ACCESS NUMBER: 2016174373

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

1617437 ALBERTA LTD.
WAS INCORPORATED IN ALBERTA ON 2011/07/08.

Articles of Incorporation
For
1617437 ALBERTA LTD.

Share Structure:	SEE ATTACHED SCHEDULE OF SHARE STRUCTURE
Share Transfers Restrictions:	SEE ATTACHED SCHEDULE OF SHARE TRANSFER RESTRICTIONS
Number of Directors:	
Min Number of Directors:	1
Max Number of Directors:	20
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	NONE

Registration Authorized By: J. PATRICK BOND, Q.C.
SOLICITOR

SCHEDULE OF SHARE STRUCTURE
TO THE ARTICLES OF INCORPORATION OF
1617437 ALBERTA LTD.
(the "Corporation")

The Corporation is authorized to issue:

- an unlimited number of Class A Common Shares;
- an unlimited number of Class B Common Shares;
- an unlimited number of Class C Redeemable Preferred Shares;
- an unlimited number of Class D Redeemable Preferred Shares;

all of which shares shall have the following rights, restrictions, privileges and conditions, and all such rights, restrictions, privileges and conditions attaching to the shares of any class shall be subject to the rights, restrictions, privileges and conditions attaching to any other class of shares now existing or hereafter created or amended.

THE CLASS A COMMON SHARES AND CLASS B COMMON SHARES SHALL HAVE THE FOLLOWING RIGHTS, RESTRICTIONS, PRIVILEGES AND CONDITIONS ATTACHED THERETO:

VOTING

The holders of the Class A Common Shares in the Corporation shall be entitled to notice of and to attend at meetings of the Shareholders of the Corporation, and shall be entitled to one (1) vote in respect of each such share so held and the holder shall also be entitled to consent to and sign a resolution in writing to be signed by the Shareholders of the Corporation.

Except as provided in the Business Corporations Act (Alberta) (the Act) as amended from time to time, the holders of the Class B Common Shares shall not, as such, be entitled to vote at, nor to receive notice of or attend shareholders meetings nor shall the holders be entitled to consent to or sign a resolution in writing to be signed by the shareholders of the Corporation.

DIVIDENDS

The holders of the Class A Common Shares and Class B Common Shares shall be entitled to receive a dividend when, as, and if declared by the Directors of the Corporation on the Class A Common Shares or Class B Common Shares, as the case may be. Notwithstanding anything to the contrary herein contained, no dividends or other payment or distribution of assets or property of the Corporation shall be made to the holders, as such, of shares of the Corporation, if the payment thereof would result in the fair market value of the Corporation's assets, net of liabilities owed by the Corporation and the stated capital of all the classes of shares of the Corporation (except the stated capital of the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares) being less than the aggregate of the Redemption Price of all of the Class C Redeemable Preferred

Shares and Class D Redeemable Preferred Shares then outstanding, but subject to the foregoing and for greater certainty, dividends may be declared and paid on the Class A Common Shares or Class B Common Shares to the complete exclusion of dividends being declared and paid on any other class of shares of the Corporation.

WINDING-UP

The holders of the Class A Common Shares and Class B Common Shares shall rank pari passu with one another and shall be entitled to receive the remaining property of the Corporation on liquidation, dissolution, or winding-up.

THE CLASS C REDEEMABLE PREFERRED SHARES AND CLASS D REDEEMABLE PREFERRED SHARES SHALL HAVE THE FOLLOWING RIGHTS, RESTRICTIONS, PRIVILEGES, AND CONDITIONS ATTACHED THERETO:

NON-VOTING

Except as provided in the Act as amended from time to time, the holders of the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares shall not, as such, be entitled to vote at, nor to receive notice of or attend shareholders meetings nor shall the holders be entitled to consent to or sign a resolution in writing to be signed by the shareholders of the Corporation.

DIVIDENDS

The holders of the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares shall be entitled to receive a dividend as, when, and if declared by the Directors of the Corporation on the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares, as the case may be.

Notwithstanding anything to the contrary herein contained, no dividends or other payment or distribution of assets or property of the Corporation shall be made to the holders, as such, of shares of the Corporation, if the payment thereof would result in the fair market value of the Corporation's assets, net of liabilities owed by the Corporation and the stated capital of all the classes of shares of the Corporation (except the stated capital of the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares) being less than the aggregate of the Redemption Price of all of the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares then outstanding, but subject to the foregoing and for greater certainty, dividends may be declared and paid on the Class A Common Shares or Class B Common Shares to the complete exclusion of dividends being declared and paid on any other class of shares of the Corporation.

The dividend shall not be adjusted retroactively to reflect an adjustment to the Redemption Price, if any, as hereinafter provided.

For greater certainty, the holders of the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares shall

have no preference or priority as to the declaration or payment of dividends, and dividends may be declared and paid on any other class or classes of shares of the Corporation to the exclusion of a dividend being declared and paid on the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares. Dividends may be declared and paid on the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares to the exclusion of a dividend being declared and paid on any other class of shares of the Corporation.

PRIORITY ON LIQUIDATION, DISSOLUTION OR WINDING UP

In the event of a liquidation, dissolution, or winding up of the Corporation, the holders of the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares shall rank pari passu with one another and shall have a priority over all other classes of shares of the Corporation as to the payment of the Redemption Price together with all declared but unpaid dividends thereon before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any other class of shares of the Corporation; and for greater certainty, the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares shall not have any other right to participate in the remaining property of the Corporation beyond the Redemption Price and all declared and unpaid dividends whether in a liquidation, dissolution, winding up or a reduction, redemption, or purchase by the Corporation of its shares.

REDEMPTION PRICE

The aggregate Redemption Price for the Class C Redeemable Preferred Shares issued on the acquisition of assets, which assets may include shares of the Corporation, shall be the fair market value of the assets acquired by the Corporation (hereinafter called the Purchased Assets) less any non-share consideration that the Corporation paid for the Purchased Assets; and the Redemption Price for each Class C Redeemable Preferred Share shall be the aggregate Redemption Price divided by the number of Class C Redeemable Preferred Shares issued by the Corporation for the Purchased Assets.

The Redemption Price for the Class C Redeemable Preferred Shares shall be subject to adjustment as hereinafter provided.

The aggregate Redemption Price for the Class D Redeemable Preferred Shares issued on the acquisition of assets, which assets may include shares of the Corporation, shall be the fair market value of the assets acquired by the Corporation (hereinafter called the Purchased Assets) less any non-share consideration that the Corporation paid for the Purchased Assets; and the Redemption Price for each Class D Redeemable Preferred Share shall be the aggregate Redemption Price divided by the number of Class D Redeemable Preferred Shares issued by the Corporation for the Purchased Assets.

The Redemption Price for the Class D Redeemable Preferred Shares shall be subject to adjustment as hereinafter provided.

REDEMPTION BY HOLDER

Any holder of record of Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares shall be entitled to require the Corporation to redeem or purchase all or a part of the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares so held by such holder by surrendering on a business day the certificate or certificates representing such Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares, properly endorsed in blank for transfer or accompanied by an appropriate form of transfer properly executed in blank, at the registered office of the Corporation or at such other place or places as the directors may from time to time designate. Such certificate or certificates so surrendered shall be accompanied by a notice in writing (hereinafter called a Redemption Notice) signed by such holder or his duly authorized attorney requiring the Corporation to redeem or purchase all or a specified number of such Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares represented thereby. If the Redemption Notice is signed by an attorney it shall be accompanied by evidence of the authority of such attorney satisfactory to the Corporation or transfer agent thereof.

A Redemption Notice shall be deemed to have been given when actually received at the registered office of the Corporation or at such other place or places as the directors from time to time designate and when so given, shall, subject to the provisions hereof, be irrevocable.

Payment of the Redemption Price for the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares surrendered for redemption or purchase shall be made by or on behalf of the Corporation to the holders of record thereof, together with all unpaid dividends thereon, no later than the seventh day following the date on which the Redemption Notice is given as aforesaid. Payment for the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares so surrendered for redemption or purchase shall be made by cheque payable in Canadian dollars and delivered to the holders of record of the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares so surrendered or, at the option of the Corporation, such cheque shall be forwarded by mail, postage prepaid, to the holders of record of the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares so surrendered at their addresses as the same appear in the records of the Corporation. In such case, each cheque so mailed shall be deemed to have been delivered to the registered holder as soon as the letter containing the same has been mailed as aforesaid.

If, at any given time, the redemption or purchase of all those Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares in respect of which the Corporation has received Redemption Notices would cause the Corporation to be in contravention of the provisions of the Act, the Corporation shall at that time redeem or purchase on a pro rata basis, disregarding fractions, only such number of Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares as can be redeemed or purchased without causing the Corporation to be in contravention of the provisions of the Act.

REDEMPTION BY CORPORATION

The Corporation may, by resolution of the Directors and upon giving notice as hereinafter provided, from time to time redeem or purchase the whole or any part of the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares of any one or more holders without redeeming or purchasing the whole or any part of the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares of any other holder or holders of such class, by paying for each share to be redeemed or purchased the Redemption Price thereof, together with all declared but unpaid dividends thereon. Not less than ten (10) clear days' notice in writing of such redemption or purchase shall be given by personal delivery or by mailing such notice to the registered holder at the last address as they appear in the records of the Corporation or its transfer agent. In the case of each notice so mailed, delivery thereof shall be deemed to have been made to the registered holder as soon as the letter containing the same has been mailed.

Such notice shall specify the date and place of redemption or purchase which may be a Canadian Chartered Bank or a trust company. If notice is given as aforesaid and an amount sufficient to redeem or purchase such shares is deposited at the place for redemption or purchase on or before the date fixed for redemption or purchase, dividends on the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares to be redeemed or purchased shall cease to accrue after the date so fixed for redemption or purchase and the holders thereof shall have no rights whatsoever against the Corporation except upon the surrender of the certificate or certificates for such shares to receive payment out of the money so deposited. Surrender of the certificate or certificates for such shares to be redeemed or purchased is sufficient only if such certificate or certificates are duly and properly endorsed in blank for transfer or accompanied by a form of transfer acceptable to the Corporation and duly executed in blank.

ADJUSTMENT TO REDEMPTION PRICE

The Redemption Price for the Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares may be amended by the Directors of the Corporation after issuance of such shares only if such Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares were issued as partial or total consideration for the acquisition by the Corporation of any assets (the Purchased Assets) and it is determined at any time to the satisfaction of the directors of the Corporation whether or not in consultation with the representatives or agents of Minister of National Revenue and/or the tax or fiscal authority of any province or territory in Canada in which the Corporation carries on business, or, it is determined, by a judgment of a tribunal or court of competent jurisdiction after all appeal rights have expired, that the fair market value of the Purchased Assets at the date of acquisition by the Corporation is greater or less than the fair market value, as the case may be, of the Class C Redeemable Preferred Shares (in the aggregate) or Class D Redeemable Preferred Shares (in the aggregate), as the case may be, plus, if applicable, the fair market value of any non-share consideration issued by the Corporation in consideration for the Purchased Assets. In such case, the Redemption Price may, by directors resolution, be increased or decreased, as required, to

eliminate such difference, and any resultant overpayment by the Corporation to the holders of such Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares (whether by way of redemption, repurchase or otherwise, but not by way of earlier dividend) shall be a debt due to the Corporation by the holders of such Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares and shall be repaid to the Corporation forthwith and any resultant underpayment by the Corporation to the holders of such Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares (whether by way of redemption, repurchase or otherwise, but not by way of earlier dividend) shall be a debt due by the Corporation to the holders of such Class C Redeemable Preferred Shares or Class D Redeemable Preferred Shares and shall be paid forthwith to such holders.

LIQUIDITY

Notwithstanding anything to the contrary herein contained, no dividends, redemptions, share purchases, capital reductions or other payments or distributions of assets or property of the Corporation shall be made or paid on or with respect to shares of the Corporation which rank subordinate to the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares on a liquidation, dissolution or winding up, if the payment in respect thereof would result in the fair market value of the Corporation's assets, net of liabilities owed by the Corporation, being less than the aggregate of the Redemption Price for all of the then outstanding Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares, and the Redemption Price or amount payable on redemption or purchase for all other shares then outstanding which rank equal to or in priority to the Class C Redeemable Preferred Shares and Class D Redeemable Preferred Shares on a liquidation, dissolution or winding up.

SCHEDULE OF SHARE TRANSFER RESTRICTIONS
TO THE ARTICLES OF INCORPORATION OF
1617437 ALBERTA LTD.
(the "Corporation")

Subject to the provisions of a Unanimous Shareholders Agreement among the shareholders of the Corporation, if any, every transfer of shares is subject to the approval of a majority of the Board of Directors, which approval may be withheld for any reason and if withheld, no transfer is of any force and effect or is binding upon the Corporation. The shares of the Corporation will be subject to a lien for any indebtedness owed by the holder thereof to the Corporation.